(Exhibit 16)

POWER OF ATTORNEY

Each person whose signature appears below hereby makes, constitutes and appoints each of John Millette, Caroline Pearson, Charles Rizzo and Daniel Hirsch, with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his capacity as a Trustee of Scudder Advisor Funds (the “Trust”), registration statements on Form N-14 (including amendments thereto) with respect to certain series of the Trust, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Signature	Title with the Trust	Date

/s/ Julian Sluyters Julian Sluyters	Chief Executive Officer	July 30, 2004

/s/ Charles A. Rizzo Charles A. Rizzo	Treasurer and Chief Financial Officer	July 30, 2004

/s/ Richard R. Burt Richard R. Burt	Trustee	July 30, 2004

/s/ S. Leland Dill S. Leland Dill	Trustee	July 30, 2004

/s/ Martin J. Gruber Martin J. Gruber	Trustee	July 30, 2004

/s/ Joseph R. Hardiman Joseph R. Hardiman	Trustee	July 30, 2004

/s/ Richard J. Herring Richard J. Herring	Trustee	July 30, 2004

/s/ Graham E. Jones Graham E. Jones	Trustee	July 30, 2004

/s/ Rebecca W. Rimel Rebecca W. Rimel	Trustee	July 30, 2004

Philip Saunders, Jr.	Trustee	July , 2004

/s/ William N. Searcy William N. Searcy	Trustee	July 30, 2004

/s/ Robert H. Wadsworth Robert H. Wadsworth	Trustee	July 30, 2004